Exhibit 10.29

Amendment #2

Cooperative Research and Development Agreement #02661

“Development of the Human Chimeric Monoclonal Antibody TRC105, an Angiogenesis Inhibitor Provided by Tracon Pharmaceuticals, Inc., for the Treatment of Cancer”

The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA).  These changes are reflected below, and except for these changes, all other provisions of the original CRADA and any subsequent amendments remain in full force and effect.  Upon execution, the National Cancer Institute (“ICD”) and Collaborator will each retain a copy of this Amendment.

1)	The term of the CRADA is extended for five (5) years from January 28, 2016 to January 28, 2021.

2)	Robert H. Wiltrout, Ph.D. is removed as the ICD CRADA Principal Investigator and Lee J. Helman, M.D. is added as the ICD CRADA Principal Investigator.

3)	The contacts for CRADA Notices and Patenting and Licensing for ICD on the Contacts Information Page are both changed to:

Technology Transfer Specialist, CCR

NCI Technology Transfer Center

9609 Medical Center Drive

Room 1E530

Rockville, MD 20852

Tel: 240-276-5530

Fax: 240-276-5504

4)

The funding contributions of $5,000.00 per year of the CRADA for ICD to use to acquire technical, statistical, and administrative support for the research activities as described in Appendix B will continue for the amended term of this CRADA with Collaborator providing funds in equal annual installments within thirty (30) days of each anniversary of the Effective Date. In addition, Collaborator will continue to provide up to $5,000.00 per year for transportation and associated costs to support the participation of CCR staff at selected scientific or development meetings, where such participation will substantially foster development of Test Article.

Signatures appear on the following page

ACCEPTED AND AGREED TO:

For the National Cancer Institute

/s/ James H. Doroshow, M.D.____________
Name: James H. Doroshow, M.D.
Title: Deputy Director for Clinical and Translational Research, NCI

For Collaborator:

/s/ Charles P. Theuer, M.D., Ph.D.________
Name: Charles P. Theuer, M.D., Ph.D.

 Title: President and Chief Executive Officer